Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

Regarding
Common Units
of

NT ALPHA STRATEGIES FUND

Tendered Pursuant to the Offer to Purchase
Dated April 16, 2013

___________________________________________

The Offer and withdrawal rights will expire at, and
this Letter of Transmittal must be received by the
Fund by, 5:00 p.m., Central time, on May 16, 2013,
unless the Offer is extended.
___________________________________________

Complete this Letter of Transmittal and return by mail or fax to:

NT Alpha Strategies Fund
c/o The Northern Trust Company
P.O. Box 803589
Chicago, IL 60680-3589

For additional information contact the Fund at:

Phone: (800) 388-5610
Fax: (312) 849-8440

Ladies and Gentlemen:

The undersigned hereby tenders to NT Alpha Strategies Fund, a non-diversified closed-end management investment company (the “Fund”), the common interests (“Common Units”) in the Fund held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated April 16, 2013, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”).

The tender and this Letter of Transmittal are subject to all of the terms and conditions set forth in the Offer, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by the Fund, it its sole discretion, not to be in the appropriate form.

The undersigned hereby acknowledges and agrees:

1.           To sell to the Fund the Common Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Common Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it.

2.           That if the undersigned is a an entity, that the undersigned has full power and authority to sell the tendered Common Units to the Fund pursuant to the terms of the Offer.

3.           That the undersigned has received the Offer; the undersigned has had an opportunity to review the Offer; and the undersigned has had an opportunity to ask the Fund any questions that the undersigned deems necessary to determine whether to tender Common Units.

4.           That upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

5.           That under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Common Units or portions thereof tendered hereby.

6.           That if the tender that would reduce the undersigned capital account balance to less than $10,000, then the Unitholder shall be deemed to have tendered the entirety of its Common Units.

7.           That Common Units tendered hereby and accepted for repurchase will be purchased in exchange for a Repurchase Instrument issued to the tendering Unitholder, reflecting the Fund’s agreement to pay the Unitholder the Payment Amount, equal to the NAV, determined as of Valuation Date, of the repurchased Common Units. The undersigned recognizes that the amount payable pursuant to the Repurchase Instrument will be based on the unaudited net asset value of the Common Units as of Valuation Date. The Repurchase Instrument will be held by The Northern Trust Company, as escrow agent, on behalf of the Payee.

8.           That the payment of the amount payable pursuant to the Repurchase Instrument received in exchange for the Common Units tendered by the undersigned will be made by check or wire transfer of the funds to the account identified by the undersigned below, as described in Section 6 of the Offer. (Any payment in the form of securities would be made by means of special arrangement with the tendering Unitholder in the sole discretion of the Fund.)

9.           That all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

10.           That except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Capitalized terms used but not defined herein shall have the meaning set forth in the Offer to Purchase.

PLEASE FAX OR MAIL THE COMPLETED LETTER OF TRANSMITTAL TO:

NT ALPHA STRATEGIES FUND
c/o The Northern Trust Company
P.O. Box 803589
Chicago, IL 60680-3589

FOR ADDITIONAL INFORMATION:

Phone: (800) 388-5610
Fax: (312) 849-8440

PART I – Name and Address

Name:

Address:

Social Security No. or Taxpayer Identification No:
Telephone Number: ( )

PART II – Amount of Interest in the Fund Being Tendered:

☐	Entire amount of Common Units

☐	Number of Common Units. (if your account balance is reduced to less than $10,000 (the “Required Minimum Balance Number”) then you shall be deemed to have tendered the entirety of your Common Units

☐	Portion of Common Units in excess of the Required Minimum Balance Number of Units

*
The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the undersigned will be deemed to have tendered the entirety of its Common Units.

PART III – PAYMENT

Custody

A.	If the relationship is custody at Northern Trust, proceeds will be deposited in the existing trust account. Please confirm Trust account number.

Northern Trust Account Number: ___________________________________

Non-Custody

B.
If the relationship is NOT custody at Northern Trust, at the time of your original application to the Fund, you were offered the opportunity to specify the method by which you would prefer to have the proceeds, from any repurchase of units, paid to you.

If you had specified payment via check, then payment of these proceeds will be mailed to your address as currently reflected in the Fund’s records, unless you complete the Special Delivery Instructions under PART 4.

If you had instead provided wire transfer instructions with your original application, we ask that you confirm the wire instructions below and payment will be made according to these instructions.

☐ Check (all payments will be mailed to your address as reflected in the Fund’s records, unless you complete the Special Delivery Instructions under PART 4.)

☐ Wire transfer (if so, check the box and complete the information below)

Bank Name: ____________________________________________
ABA Routing Number: _____________________________________
Credit to: _______________________________________________
Account Number: _________________________________________
For further credit to: _______________________________________
Name(s) on the Account: ____________________________________
_______________________________________________________

NOTE: If you are now providing new wire transfer payment instructions, then you will need to provide a Signature Guarantee for your signature below in PART 4.  (If you are not altering your original instructions in any way, or if you are now overriding original wire transfer instructions with a request for payment by check, you do not need to provide a signature guarantee below.)

The undersigned hereby represents and warrants that the undersigned has full power and authority to sell the Common Units or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

PART IV – Signatures

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED)

Must be signed by the registered holder(s) EXACTLY as the name(s) appear(s) on the front of the attached cover letter.  For joint owners, each joint owner must sign.  If signing is by an officer of a corporation, an attorney, trustee, executor, administrator, guardian or other person acting in a fiduciary or representative capacity, please set forth full title.  (See Instruction 2).

You do not need to have your signature guaranteed unless you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity.

The undersigned hereto hereby represents, warrants and agrees as set forth in this Letter of Transmittal and tenders the Common Units or portion thereof indicated in this Letter of Transmittal to the Fund pursuant to the terms of the Offer.  See Instructions 2, 3 or 4.

Authorized Signature

Name of Firm

Signature:	Address of Firm – Please Print

Names(s)	Dated:

(Please Print)

Capacity

Address:

(Include Zip Code)

Area Code and
Tel. No.

Title, if any

Date: Phone No.:

Note: If additional signatures are required please use the attached signature pages provided below.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the check for the payment of the Payment Amount or portion thereof is to be issued in a name that differs from the name on the surrendered certificate(s). Issue check to:	Complete ONLY if the check for the payment of the Payment Amount or portion thereof is to be mailed to an address other than the address reflected above. Mail to:

Name:	Name:

Address:	Address:

(Please also see instructions regarding signature guarantee)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1. Method of delivery.

You will not receive the check for payment of the Payment Amount unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Fund and any required accompanying evidences of authority.  This Letter of Transmittal must be sent or delivered to NT Alpha Strategies Fund c/o The Northern Trust Company, P.O. Box 803589, Chicago, IL 60680-3589.  The method of delivery of all documents is at the election and risk of the Unitholder.  If delivery is by mail, it is recommended that you use registered mail, insured, return receipt requested.  In all cases, sufficient time should be allowed to assure timely delivery.

2. Guarantee of Signatures.

If this Letter of Transmittal is signed by the Unitholder of the Common Units surrendered herewith for redemption and payment of the Payment Amount or portion thereof is to be made directly to such Unitholder, then no signature guarantee is required.  In all other cases, Letters of Transmittals executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.  If the section entitled “Special Payment Instructions” is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”).

3. Signatures on Letter of Transmittal.

If this Letter of Transmittal is signed by the registered holder(s) of the Common Units or portions thereof, the signature(s) must correspond with the name(s) as printed in this Letter of Transmittal, without alteration, enlargement or any change whatsoever.

If the Interests or portions thereof are held by two or more joint holders, all such holders must sign this Letter of Transmittal.

If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Letter of Transmittal or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Letter of Transmittal, the appropriate boxes on the Letter of Transmittal should be completed.

PART IV – Signatures (additional supplemental pages)

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED)

Must be signed by the registered holder(s) EXACTLY as the name(s) appear(s) on the front of the attached cover letter.  For joint owners, each joint owner must sign.  If signing is by an officer of a corporation, an attorney, trustee, executor, administrator, guardian or other person acting in a fiduciary or representative capacity, please set forth full title.  (See Instruction 2).

You do not need to have your signature guaranteed unless you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity.

The undersigned hereto hereby represents, warrants and agrees as set forth in this Letter of Transmittal and tenders the Common Units or portion thereof indicated in this Letter of Transmittal to the Fund pursuant to the terms of the Offer.  See Instructions 2, 3 or 4.

Authorized Signature

Name of Firm

Signature:	Address of Firm – Please Print

Names(s)	Dated:

(Please Print)

Capacity

Address:

(Include Zip Code)

Area Code and
Tel. No.

Title, if any

Date: Phone No.:

PART IV – Signatures (additional supplemental pages)

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED)

Must be signed by the registered holder(s) EXACTLY as the name(s) appear(s) on the front of the attached cover letter.  For joint owners, each joint owner must sign.  If signing is by an officer of a corporation, an attorney, trustee, executor, administrator, guardian or other person acting in a fiduciary or representative capacity, please set forth full title.  (See Instruction 2).

You do not need to have your signature guaranteed unless you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity.

The undersigned hereto hereby represents, warrants and agrees as set forth in this Letter of Transmittal and tenders the Common Units or portion thereof indicated in this Letter of Transmittal to the Fund pursuant to the terms of the Offer.  See Instructions 2, 3 or 4.

Authorized Signature

Name of Firm

Signature:	Address of Firm – Please Print

Names(s)	Dated:

(Please Print)

Capacity

Address:

(Include Zip Code)

Area Code and
Tel. No.

Title, if any

Date: Phone No.: